UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
 (Date of earliest event reported)

September 10, 2008

ZORO MINING CORP

 (Exact name of registrant as specified in its charter)

Nevada	333-127388	NA
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

3430 E. Sunrise Drive, Suite 160
Tucson, Arizona  85718

(Address of principal executive offices and Zip Code)

520-989-0022

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01	REGULATION FD DISCLOSURES

Zoro Mining Corp announced that it has completed Phase I, a 1930 meter (5,790 feet) diamond drilling program at its 100% owned Don Beno gold-copper project located 100 km from Copiapo in Region III, Chile. This first-phase program included 8 holes designed to drill initial targets identified from a geophysical I.P. survey finalized in April, 2008 by HydroGeophysics of Tucson, Arizona. The concessions at Don Beno total 14,730 hectares (32,400 acres).

The 8 holes ranged in depth from 116 to 690 meters, and encountered mineralized sulfide zones which closely correlated to the interpretations of the two largest IP anomalies identified by the geophysical survey. The largest anomaly measured 2 by 4 km in size.

In particular, one of the drill holes intersected over 200 meters of the Nantoco formation, a calcareous, volcaniclastic sedimentary black shale unit which is known to host gold and precious metal mineralization in the immediate area.  Assay results from Zoro’s Phase I diamond drilling program are pending.

Zoro’s main holdings are in the Don Beno, Escondida, Costa Rica and Rio Sur Districts in Chile, and the Yura District in Peru.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit No.	Document Description
	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 10th day of September, 2008

ZORO MINING CORP

BY:	/s/ Andrew Brodkey
Andrew Brodkey
President and Director

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